UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SNAP INTERACTIVE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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320 West 37th Street, 13th Floor

New York, New York 10018

(212) 594-5050

__________________________________

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2015

__________________________________

Unless the context otherwise requires, references in this proxy supplement to “we,” “us,” “our,” “our company,” the “Company” or “Snap Interactive” refer to Snap Interactive, Inc., a Delaware corporation, and its subsidiary on a consolidated basis.

The following information supplements the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 23, 2015 and furnished to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof.

This supplement to the Proxy Statement (this “Supplement”) is being filed with the SEC and being made available to stockholders on April 30, 2015. Only stockholders of record as of March 18, 2015 are entitled to receive notice of, and to vote at, the Annual Meeting.

The information in this Supplement is in addition to the information provided by the Proxy Statement, and except for the changes herein, this Supplement does not modify any other information set forth in the Proxy Statement. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Removal of Proposal 2 From Stockholder Consideration

On April 29, 2015, the Board determined not to seek stockholder approval of the ratification of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 2”). Proposal 2 has been withdrawn by the Board and will not be considered or voted upon at the Annual Meeting. The sole remaining proposal presented in the Proxy Statement remains on the agenda for the Annual Meeting.

At the time the Proxy Statement was filed with the SEC, the Company anticipated that Ernst & Young would serve as the Company’s independent auditor for the remainder of the 2015 fiscal year. However, after careful review and consideration, the Board determined that it was in the best interests of the Company’s stockholders to terminate the engagement of Ernst & Young as the Company’s independent auditor. Accordingly, on April 24, 2015, the Board approved the termination of Ernst & Young as the Company’s independent auditor and approved the appointment of Marcum LLP (“Marcum”) as the Company’s independent auditor for the fiscal year ending December 31, 2015, each effective immediately.

As a result of the removal of Proposal 2, the Company notes the following important matters regarding voting:

•	proxy cards or voting instructions previously received and providing directions for the election of Clifford Lerner and Alexander Harrington as directors of the Company (“Proposal 1”) will remain valid and will be voted on Proposal 1 as directed;

•	proxy cards or voting instructions received in the future and providing directions on Proposal 1 will be valid;

•	proxy cards or voting instructions previously received or received in the future and providing directions on Proposal 2 will not be voted on Proposal 2;

•	the Company will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the removal of Proposal 2; and

•	if you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change the vote you previously cast on Proposal 1. You may change your vote at any time prior to the Annual Meeting. See “Can I change my vote?” under “ABOUT THE ANNUAL MEETING” in the Proxy Statement.

Supplemental Disclosure for the Proxy Statement

The Company is providing the following information to stockholders as supplemental disclosure to the Proxy Statement, which has been reported by the Company in a Current Report on Form 8-K that was filed with the SEC on April 30, 2015.

On April 24, 2015, the Board approved the engagement of Marcum as its independent registered public accounting firm for the year ending December 31, 2015, effective immediately. In connection with the selection of Marcum, on April 24, 2015, the Board decided that, effective immediately, it would dismiss Ernst & Young as the Company’s independent registered public accounting firm. As a result of the engagement of Marcum, the Company no longer expects that representatives of Ernst & Young will attend the Annual Meeting.

During the years ended December 31, 2013 and 2014 and for the period January 1, 2015 through April 24, 2015, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in its reports with respect to the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2013 and 2014 and for the period January 1, 2015 through April 24, 2015, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that for each of the years ended December 31, 2013 and 2014, the Company did not maintain effective internal control over financial reporting because of the effect of the following material weakness: the Company did not have an independent audit committee in place, which would have provided oversight of the Company’s officers, operations and financial reporting function.

During the years ended December 31, 2013 and 2014 and for the period January 1, 2015 through April 24, 2015, neither the Company nor anyone on its behalf has consulted with Marcum with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, audit or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The reports of Ernst & Young on the Company’s consolidated financial statements for the years ended December 31, 2013 and 2014 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Annual Meeting, we previously filed our Proxy Statement with the SEC and made available our Proxy Statement, proxy card and documents incorporated by reference to our stockholders on March 23, 2015. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference, and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available on our website at snap-interactive.com/investor-relations/sec-filings.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any materials we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also access our annual, quarterly and current reports, proxy statements and other information we file with the SEC on our website at snap-interactive.com/investor-relations/sec-filings.